Exhibit 3.1

*[ILLEGIBLE]*
ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov
Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)
Filed in the office of Document Number
20140104480-14
Filling Date and Time
Ross Miller 02/12/2014 8:00 AM
Secretary of State Entity Number
State of Nevada E0074682014-8
USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Corporation: AAC Holdings, Inc.
2. Registered Agent for Service of Process: (check only one box) X Commercial Registered Agent Registered Agent Solutions, Inc.
Name
Noncommercial Registered Agent (name and address below) OR Office or Position with Entity (name and address below)
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
Street Address City Zip Code
Nevada
Mailing Address (If [ILLEGIBLE] from street address) City Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)
Number of shares with par value: 75,000,000
Par value per share: $ .001
Number of shares without par value 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)
1) Michael T. Cartwright
Name 115 East Park Drive, Second Floor Brentwood TN 37027
Street Address City State Zip Code
2) Jerrod N. Menz
Name 115 East Park Drive, Second Floor Brentwood TN 37027
Street Address City State Zip Code
5. Purpose: (optional required only if [ILLEGIBLE] Corporation [ILLEGIBLE] [ILLEGIBLE])
The purpose of the corporation shall be:
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised Statutes.
6. Benefit Corporation:
([ILLEGIBLE] instructions) Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one Incorporator)
I declare, to the best of my knowledge under [ILLEGIBLE] of perjury, that the information contained [ILLEGIBLE] to correct and knowledge but pursuant to [ILLEGIBLE] is a [ILLEGIBLE] offer any [ILLEGIBLE] is the Office of the Secretary of State.
Kathryn [ILLEGIBLE] Phillips X [ILLEGIBLE]
Name [ILLEGIBLE] Signature:
115 East Park Drive, Second Floor Brentwood TN 37027
Address City State Zip Code
8. Certificate of Acceptance of Appointment of Registered Agent:
I hereby accept appointment as Registered Agent for the above named Entity.
X [ILLEGIBLE] Asst. Secretary February 12, 2014
Authorized Signature of Registered Agent or On behalf of Registered Agent Entity Date
This form must be accompanied by appropriate fees
Nevada Secretary of [ILLEGIBLE] Articles
Revised [ILLEGIBLE]

ARTICLES OF INCORPORATION

OF

AAC HOLDINGS, INC.

4.	Names and Addresses of the Board of Directors/Trustees: (continued)

NAME	ADDRESS
Lucius E. Burch, III	115 East Park Drive, Second Floor, Brentwood, TN 37027
David C. Kloeppel	115 East Park Drive, Second Floor, Brentwood, TN 37027
Richard E. Ragsdale	115 East Park Drive, Second Floor, Brentwood, TN 37027
Darell S. Freeman, Sr.	115 East Park Drive, Second Floor, Brentwood, TN 37027
Jerry Bostelman	115 East Park Drive, Second Floor, Brentwood, TN 37027

ARTICLES OF INCORPORATION

OF

AAC HOLDINGS, INC.

Pursuant to the provisions of Section 78.030 of the Nevada Revised Statutes, the undersigned adopts the following Articles of Incorporation:

ARTICLE I.

NAME

The name of the corporation (which is hereinafter called the “Corporation”) shall be AAC Holdings, Inc.

ARTICLE II.

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Nevada is 4625 West Nevso Drive, Suite 2, Las Vegas, Nevada 89103. The name of its registered agent at such address is Registered Agent Solutions, Inc.

ARTICLE III.

CAPITAL STOCK

Section 1. AUTHORIZED SHARES. The aggregate number of shares which the Corporation shall have authority to issue is 75,000,000 shares consisting of 70,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share.

Section 2. ISSUANCE AND RIGHTS OF PREFERRED SHARES. The shares of preferred stock may be issued and reissued from time to time in one or more series. The Board of Directors of the Corporation (the “Board”) is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preference, and any other rights, preferences, privileges, attributes or other matters which may be reserved to the Board by law, of any wholly-unissued series of preferred stock, and the number of shares constituting any such series and the designation thereof; and to increase the number of shares of any series at any time. In case the outstanding shares of any series shall be reacquired or shall not be issued, such shares may be designated or redesignated and altered, and issued or reissued, hereunder, by action of the Board.

Section 3. CUMULATIVE VOTING FOR DIRECTORS. No stockholder of the Corporation shall be entitled to cumulative voting of his or her shares for election of director.

Section 4. PREEMPTIVE RIGHTS. No stockholder of the Corporation shall have any preemptive rights.

ARTICLE IV.

DIRECTORS

Section 1. DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of the Board. The number of directors may be changed from time to time in such manner as shall be provided in the Bylaws of the Corporation. The initial directors are:

Michael T. Cartwright, 115 East Park Drive, Second Floor, Brentwood, TN 37027

Jerrod N. Menz, 115 East Park Drive, Second Floor, Brentwood, TN 37027

Lucius E. Burch, III, 115 East Park Drive, Second Floor, Brentwood, TN 37027

David C. Kloeppel, 115 East Park Drive, Second Floor, Brentwood, TN 37027

Richard E. Ragsdale, 115 East Park Drive, Second Floor, Brentwood, TN 37027

Darrell S. Freeman, 115 East Park Drive, Second Floor, Brentwood, TN 37027

Jerry Bostelman, 115 East Park Drive, Second Floor, Brentwood, TN 37027

Section 2. LIMITATION OF LIABILITY. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes. If the Nevada Revised Statutes are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended from time to time.

Section 3. REPEAL AND CONFLICTS. Any repeal or modification of Section 2 above approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of conflict between Section 2 above and any other Article of the Articles of Incorporation, the terms and provisions of Section 2 above shall control.

ARTICLE V.

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised Statutes.

ARTICLE IX.

ARTICLES

Subject to Section 78.390 of the Nevada Revised Statutes, the Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, these Articles of Incorporation has been executed on behalf of AAC Holdings, Inc. by the undersigned officer, thereunto duly authorized, this 12th day of February, 2014.

AAC Holdings, Inc.

By	/s/ Kathryn Sevier Phillips
Name:	Kathryn Sevier Phillips
Title:	General Counsel and Secretary